UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 5, 2009

AECOM TECHNOLOGY CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	1-33447	61-1088522
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

555 South Flower Street, Suite 3700

Los Angeles, California  90071

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code  (213) 593-8000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e).                         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adoption of Change in Control Severance Policy for Key Executives

The Board of Directors of AECOM Technology Corporation (the “Company”) has adopted a Change in Control Severance Policy for Key Executives (the “Policy”). Pursuant to the Policy, in the event of a change of control of the Company, each covered executive is entitled to (i) full vesting acceleration of equity awards if the surviving entity does not continue or substitute such awards after the change in control; and, (ii) deemed satisfaction of Performance Earnings Program (“PEP”) award targets based on actual performance through the change in control date and conversion of the PEP awards to unvested restricted stock units that will continue to vest based on continued employment.

If a qualifying termination occurs within eighteen months following or within ninety days prior to a change in control, the terminated executive is entitled to a lump sum cash severance payment (equal to a multiple of the executive’s base salary and average bonus over the three years prior to termination), full vesting acceleration of all equity awards and continued health coverage, as outlined in the Policy.

The description of the Policy set forth above is qualified in its entirety by reference to the full and complete terms contained in the Policy, which is filed as Exhibit 10.1 to this Form 8-K and incorporated into this Item 5.02 by reference.

Item 9.01                                          Financial Statements and Exhibits.

(d)  Exhibits

10.1  Change in Control Severance Policy for Key Executives.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

AECOM TECHNOLOGY CORPORATION

Dated: March 10, 2009	By:	/s/ DAVID Y. GAN
David Y. Gan
Vice President, Assistant General Counsel

EXHIBIT INDEX

Exhibit

10.1	Change in Control Severance Policy for Key Executives.